UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West
San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NuStar GP Holdings, LLC (“NuStar GP Holdings”), a publicly traded Delaware limited liability company, is the 100% owner of NuStar GP, LLC (“NuStar GP, LLC”), the general partner of Riverwalk Logistics, L.P., the general partner of NuStar Energy L.P. (the “Partnership”), a publicly traded Delaware limited partnership.

On November 26, 2013, the Partnership announced that Curtis V. Anastasio, the President, Chief Executive Officer and Director of NuStar GP, LLC plans to retire from such positions effective December 31, 2013. The board of directors of NuStar GP, LLC has appointed Bradley C. Barron, the current Executive Vice President and General Counsel of NuStar GP, LLC, to assume the position of President and Chief Executive Officer effective December 31, 2013.

Mr. Anastasio also plans to retire, effective December 31, 2013, as the President, Chief Executive Officer and Director of NuStar GP Holdings. The board of directors of NuStar GP Holdings has appointed Mr. Barron, the current Executive Vice President and General Counsel of NuStar GP Holdings, to assume the position of President and Chief Executive Officer effective December 31, 2013.

Mr. Anastasio has no employment agreement with NuStar GP, LLC. Other than any severance payments, which will be disclosed when determined, the treatment of his compensation upon retirement will be consistent with the programs as described on pages 123-151 of the Partnership’s Form 10-K for the year ended December 31, 2012 (the “Form 10-K”). Since the officers of NuStar GP Holdings are also officers of NuStar GP, LLC, NuStar GP Holdings’ wholly owned subsidiary and the general partner of Riverwalk Logistics, L.P., the general partner of the Partnership, there are no employment, severance or other agreements between NuStar GP Holdings and Mr. Anastasio.

Mr. Barron, age 48, became Executive Vice President and General Counsel of NuStar GP, LLC and NuStar GP Holdings in February 2012. He served as Senior Vice President and General Counsel of NuStar GP, LLC and NuStar GP Holdings from April 2007 until his promotion in February 2012. He also served as Secretary of NuStar GP, LLC and NuStar GP Holdings from April 2007 to February 2009. He served as Vice President, General Counsel and Secretary of NuStar GP, LLC from January 2006 until his promotion in April 2007. Mr. Barron also served as Vice President, General Counsel and Secretary of NuStar GP Holdings from March 2006 until his promotion in April 2007. Mr. Barron served as Managing Counsel and Corporate Secretary of NuStar GP, LLC from July 2003 until January 2006. From January 2001 until July 2003, he served as Counsel, and then Senior Counsel, to Valero Energy.

There are no understandings or arrangements between Mr. Barron and any other person pursuant to which Mr. Barron was selected to serve as President and Chief Executive Officer of NuStar GP, LLC or NuStar GP Holdings, other than the employment relationship described above. Mr. Barron is party to a Change-of-Control Severance Agreement with NuStar GP, LLC (f/k/a Valero GP, LLC) and the Partnership, as described on page 132 of the Partnership’s Form 10-K.  Mr. Barron has no employment agreement with NuStar GP, LLC and his current compensation, incentive compensation, benefits and retirement arrangements are as described on pages 123-151 of the Form 10-K. There are no employment, severance or other agreements between NuStar GP Holdings and Mr. Barron and there is no familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

Item 7.01                   Regulation FD Disclosure.

On November 26, 2013, the Partnership issued a press release announcing the events described above, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is deemed to be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01                   Financial Statements and Exhibits.

(d)                     Exhibits.

Exhibit Number	EXHIBIT
Exhibit 99.1	Press release dated November 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: December 3, 2013	By:	/s/ Amy L. Perry
		Name:	Amy L. Perry
		Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	EXHIBIT
Exhibit 99.1	Press release dated November 26, 2013.